Exhibit 99.1
DemandTec to Acquire Connect3 Systems
Acquisition to provide retailers with industry’s only end-to-end promotion management solution
San Carlos, Calif. — January 26, 2009 — DemandTec, Inc. (NASDAQ: DMAN), a leading provider of on-demand optimization solutions for retailers and consumer products manufacturers, today announced that it has signed a definitive agreement to acquire privately-held Connect3 Systems, Inc., a leading provider of advertising, merchandising, and promotions software in an all-cash transaction. The transaction has been approved by DemandTec’s board of directors, is subject to customary closing conditions, and is expected to close during DemandTec’s fiscal quarter ending February 28, 2009.
“This acquisition is a powerful step towards fulfilling our vision of retailer and manufacturer collaboration in the cloud,” said Dan Fishback, president and chief executive officer of DemandTec. “Our unique, software-as-a-service solution for managing promotions provides a common understanding of shopper insight for retail and consumer products companies and enables an end-to-end process to collaboratively plan, optimize, and execute more targeted promotions across multiple channels and media such as print, Internet, mobile devices, and more.”
“We are extremely excited about what this acquisition will mean for the Connect3 customers and employees,” said Dale Byrne, president and chief executive officer of Connect3. “As merchandising and marketing further converge in retail and increasingly involve the consumer products manufacturers, it makes perfect sense for Connect3’s footprint to be added to a truly visionary solution for the extended industry.”
Connect3 has helped retailers from all industry segments to improve the efficiency and effectiveness of their cross-channel and cross-media promotions. The Connect3 solutions support the workflow of both the merchandising and advertising departments and include key capabilities such as cross-media budgeting, workflow management, versioning, and other advertising execution functionality. Over the years, Connect3 has established itself as the leading provider of this functionality for Best Buy, The Home Depot, ShopKo, Academy Sports + Outdoors, ACE Hardware, Office Depot, Giant Eagle, Spartan Stores, and other leading retailers.
The Connect3 modules will be incorporated into DemandTec End-to-End Promotion Management™, DemandTec’s comprehensive software-as-a-service solution for managing the complex promotion process, including internal and external collaboration, planning, optimization, execution, and measurement. More details will be announced following closing of the transaction.
Conference Call Information
DemandTec will host a conference call Tuesday, January 27, 2009, at 8:00 a.m. ET (5:00 a.m. PT) to discuss the proposed acquisition. To access this call, dial 800-240-4186. A replay of the conference call will be available by calling 303-590-3000 or 800-405-2236 using passcode 11125877 starting at approximately 11:00 a.m. ET on Tuesday, January 27, 2009 and will be available until approximately 12 a.m. ET on Wednesday, February 4, 2009. In addition, an archived webcast will be available on the Investor Relations page of the company’s website at http://investor.demandtec.com.
About DemandTec
DemandTec (NASDAQ: DMAN) enables retailers and consumer products companies to optimize merchandising and marketing decisions, individually or collaboratively, to achieve their sales volume,

revenue, and profitability objectives. DemandTec software services utilize DemandTec’s science-based software platform to model and understand consumer behavior. DemandTec customers include more than 140 leading retail and consumer products manufacturers such as Advance Auto Parts, Best Buy, Circle K Stores, ConAgra Foods, Delhaize America, Dr Pepper Snapple Group, General Mills, Giant-Carlisle, H-E-B Grocery Co., Hormel Foods, Monoprix, Safeway and Sara Lee. Connected via the DemandTec TradePoint Network™, DemandTec customers have collaborated online on more than 2 million trade deals. For more information, please visit www.demandtec.com.
DemandTec Safe Harbor
This press release contains forward-looking statements regarding DemandTec’s expectations, hopes, plans, intentions or strategies, including statements about the anticipated benefits of the acquisition described herein. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties include those described in DemandTec’s documents filed with or furnished to the Securities and Exchange Commission. All forward-looking statements in this press release are based on information available to DemandTec as of the date hereof, and DemandTec assumes no obligation to update these forward-looking statements.
Media Contact:
Cassandra Moren, DemandTec, Inc.
(650) 226-4690
cassandra.moren@demandtec.com
Investor Contact:
Tim Shanahan, DemandTec, Inc.
(650) 226-4603
tim.shanahan@demandtec.com
DemandTec and the DemandTec logo are registered trademarks of DemandTec, Inc. DemandTec End-to-End Promotion Management is a trademark of DemandTec, Inc. All other trademarks are the property of their respective owners.
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